EXHIBIT 99.1

FORM OF PROXY FOR SPECIAL MEETING
OF SHAREHOLDERS OF BAY BANK & TRUST CO.

 BAY BANK & TRUST CO.

This Proxy is Solicited on Behalf of the Board of Directors
for use at the Special Meeting of Shareholders on March 6, 2012

The undersigned shareholder of Bay Bank & Trust Co. (“Bay Bank”) hereby constitutes and appoints [●], and each of them, attorneys, agents, and proxies with full power of substitution, to vote as proxy the number of shares of common stock, par value $5.00 per share, of Bay Bank (the “Common Stock”) which the undersigned would be entitled to vote if personally present at the special meeting of shareholders of Bay Bank to be held on March 6, 2012 at 11:00 a.m., local time, at 509 Harrison Avenue, Panama City, Florida 32401, and any adjournment thereof (the “Special Meeting”), with respect to the proposals described in the Proxy Statement/Prospectus and the Notice of Special Meeting of Shareholders, both dated [●], 2012, timely receipt of which are hereby acknowledged.

This Proxy may be revoked at any time before it is exercised.

1.
Merger Proposal. To approve the Agreement and Plan of Merger, dated as of November 30, 2011, by and among Trustmark Corporation, Trustmark National Bank, and Bay Bank pursuant to which Bay Bank will merge with and into Trustmark National Bank, all on and subject to the terms and conditions contained therein.

FOR:	☐	AGAINST:	☐	ABSTAIN:	☐

2.
Adjournment Proposal. To approve a proposal to adjourn the special meeting, if necessary, to solicit additional proxies in the event there are not sufficient votes present at the special meeting in person or by proxy to approve the Merger.

FOR:	☐	AGAINST:	☐	ABSTAIN:	☐

Shares of Common Stock will be voted as specified in this Proxy. Unless otherwise specified in this Proxy and in the absence of receipt by Bay Bank of a timely written notice regarding a shareholder’s dissenter’s rights under the Florida Business Corporation Act, this Proxy will be voted “FOR” the proposals. The failure to timely return this Proxy will be a vote against the proposals.
The Board of Directors of Bay Bank unanimously recommends a vote “FOR” the proposals. Such vote is hereby solicited on behalf of the Board of Directors.

IMPORTANT: PLEASE DATE AND SIGN THE PROXY ON REVERSE SIDE.

Please sign, date, and return this Proxy promptly using the enclosed envelope.

Please sign exactly as your name appears on the certificate(s) representing your share(s) of Common Stock of Bay Bank. When signing as attorney, trustee, executor, administrator, or guardian, please give full title as such. If shares are held by a corporation, please sign the full corporate name by the president or other authorized officer. If shares are held by a partnership or other entity, please sign the full partnership or other entity name by the authorized person.

Dated __________________, 2012

(Signature of Shareholder)

(Print Name of Shareholder)

(Signature of Shareholder)

(Print Name of Shareholder)